Exhibit 99.1

Enveric Biosciences Appoints Dr. Douglas D. Lind to Company’s Board of Directors

March 18, 2021

- Dr. Douglas Lind brings over 30 years of healthcare and capital markets experience to the board -

NEW YORK, March 18, 2021 — Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a patient-first biotechnology company developing novel cannabinoid medicines to improve quality of life for cancer patients, today announced the appointment of Dr. Douglas D. Lind to its board of directors.

Dr. Lind has more than 30 years of experience working in a variety of life science-related professions, ranging from a former practicing physician, to a senior Wall Street equity research analyst at Morgan Stanley. Dr. Lind currently serves as a co-founder and Managing Partner at Biomark Capital, a Greenwich, Connecticut-based healthcare venture firm, where his investment focus includes cellular therapy, medical imaging, peripheral vascular disease and oncology.

“Enveric is a patient-focused company targeting support care indications for cancer treatment side effects, a goal that we are keen on achieving, which requires the right team,” said Dave Johnson, CEO of Enveric Biosciences. “With Dr. Lind’s extensive and diverse background working in both healthcare and finance, we are confident that he will add tremendous value in helping Enveric bring better treatment options to cancer patients in need.”

Dr. Lind is a graduate of the University of Iowa College of Medicine. He was a practicing physician in Brookline, Massachusetts and was an attending physician at St. Elizabeth’s Hospital in Boston, a major teaching affiliate of Tufts University School of Medicine. While there, Dr. Lind completed his residency training in Internal Medicine.

About Enveric Biosciences

Enveric Biosciences is a patient-first biotechnology company developing rigorously tested, novel cannabinoid medicines to improve quality of life for cancer patients. Initial indications include radiodermatitis, a common and often severe side effect of radiation therapy, and chemotherapy-induced neuropathy. For more information, please visit https://www.enveric.com/.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the failure of the offering described in this press release to close; the impact of the novel coronavirus (COVID-19) on Enveric’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on Enveric’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; Enveric’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to Enveric’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s registration statement on Form S-4 filed on May 28, 2020, as amended. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts

Valter Pinto / Allison Soss

KCSA Strategic Communications

212.896.1254 / 212.896.1267

valter@kcsa.com / asoss@kcsa.com

Media Contacts

Caitlin Kasunich / Raquel Cona

KCSA Strategic Communications

212.896.1241 / 516.779.2630

ckasunich@kcsa.com / rcona@kcsa.com